UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2006

American Mold Guard, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32862

California	74-3077656
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675
(Address of principal executive offices, including zip code)

949-240-5144
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 22, 2006, pursuant to a unanimous written consent of the Board of Directors of American Mold Guard, Inc., and by recommendation of the Nominating and Corporate Governance Committee, Robert D. Simplot was elected as a director of American Mold Guard, Inc. It is not yet determined on which committee Mr. Simplot will serve.

It was determined that Mr. Simplot meets the requirements of applicable law and the listing standards of the Nasdaq Stock Market with respect to independence and financial literacy.

Item 8.01.    Other Events

On September 22, 2006 and effective as of such date, the Board of Directors of American Mold Guard, Inc. approved an increase in the authorized number of directors of the company from seven to eight in connection with the election of Mr. Simplot to the Board of Directors.

A copy of the press release announcing the election of Mr. Simplot and the expansion of the Board of Directors is attached as Exhibit 99.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mold Guard, Inc.

Date: September 22, 2006	By:	/s/ Thomas Blakeley
Thomas Blakeley
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Entitled "American Mold Guard Announces the Expansion of Its Board With the Appointment of Robert D. Simplot